Exhibit 99.1

George Wung
Chief Financial Officer
China Yida Holding Co.
20955 Pathfinder Rd., Suite 200‐2
Diamond Bar, CA 91765

November 05, 2011

Dear Chairman Minhua Chen,

I am writing to inform you of my decision to resign as the Chief Financial Officer of China Yida Holding Co., to take effect on December 31, 2011. I have greatly enjoyed working with you and rest of managements for the past three years.

Thank you for your understanding of my decision to leave the company, and all your support over the years. I wish you all the best for your continued success.

I will work closely with person who will replace my place before my departure in order to make sure a smooth transition. Once again, it is a pleasure to work with you.

Respectfully,

/s/  George Wung
George Wung